UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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American Water Works Company, Inc., a Delaware corporation (“American Water” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, on Friday, May 15, 2015, at 10:00 a.m., Eastern Daylight Time (the “2015 Annual Meeting”). American Water filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 27, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”).

Email Sent to Employees on May 11, 2015

Attached hereto is the form of an e-mail sent to employees of American Water on Monday, May 11, 2015, from Susan N. Story, American Water’s President and Chief Executive Officer, reminding employees who are stockholders of American Water to vote their shares prior to Friday, May 15, 2015, the date of the 2015 Annual Meeting.

Additional Information and Where To Find It

Stockholders can obtain copies of American Water’s 2015 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by American Water with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.amwater.com, by writing to American Water’s Corporate Secretary at American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or by emailing Investor Relations at aw.investorrelations@amwater.com.

FORM OF E-MAIL SENT TO EMPLOYEES OF AMERICAN WATER

May 11, 2015

From CEO Susan Story

Have you voted your proxy?

American Water to hold annual stockholder’s meeting on Friday, May 15

Employees who are shareholders of American Water common stock are encouraged to vote their proxy online before Friday, May 15.

The company will hold its Annual Meeting of Stockholders at 10 a.m., May 15, at The Mansion on Main Street in Voorhees, N.J. Stockholders were sent proxy materials and are entitled to vote on six proposals related to corporate governance and other matters that may come before the meeting.

Your vote is very important to us. You’re encouraged to vote your shares before midnight May 14. You will need a control number that was sent to you. If you need assistance, please contact Investor Relations at 856-566-4005. Please vote at www.proxyvote.com.

We want to make sure all votes are counted. The more shares you own, the more impact your vote has.

Also at the Annual Meeting, we will report on the Company’s performance during the past year and respond to questions from stockholders.

Employees are advised to consult with their supervisor if they wish to participate.

For convenience, we host a virtual stockholder meeting for anyone who wishes to take part in the meeting without being present. The virtual annual meeting can be accessed shortly before 10 a.m. EDT on May 15 at www.virtualshareholdermeeting.com/AWK2015.

Interested parties may listen to a live, audio webcast of the annual meeting over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com. The webcast will be archived for 30 days following the annual meeting.